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                                                                  EXHIBIT (23.1)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of P.H. Glatfelter Company on Form S-8 of our reports dated February 10, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of P.H. Glatfelter Company and subsidiaries for the year ended December 31, 1994.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
August 28, 1995